Strategic Consulting Agreement

         This Consulting Agreement (the "Agreement") is made and entered into by and between AmeriNet Group.com., Inc., a publicly held Delaware corporation with a class of equity securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and currently trading on the over the counter bulletin board operated by but not a part of NASDAQ ("Client"); and, The Yankee Companies, Inc., a Florida corporation ("Yankees"; Client and Yankees being hereinafter collectively referred to as the "Parties" and generically as a "Party").

                                   Preamble :

          Whereas, AmeriNet Group.com., Inc. desires to enter into a new strategic consulting agreement with Yankees, replacing the agreement in place since November 24, 1999 (the "Old Agreements"); and

          Whereas, Yankees is agreeable to such change, provided that its rights to AmeriNet Class A Options are not negatively affected thereby :

          Now, Therefore, in consideration for Yankees's agreement to render the hereinafter described services as well as of the premises, the sum of TEN ($10) DOLLARS, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:
                                   ----------

                                   ARTICLE ONE
                           OBLIGATIONS OF THE PARTIES

1.1       Description of Services

(A) Yankees's areas of expertise include corporate structure, organization and reorganization; mergers, acquisitions and divestitures; strategic corporate development; corporate financial and equity analysis; market strategy planning and implementation; corporate communication, financial public relations and stockholder relations consulting; business plan development and implementation; marketing sales and analysis; executive and professional recruitment; coordination and supervision of professional services; development and implementation of regulatory compliance procedures (the "Services").


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(B)       During the Term of this Agreement (as  hereinafter  defined),  Yankees shall provide the Client with the Services, on a reasonable, as required basis, consistent with Yankees's other business activities.

(C) Because of the Client's status under federal securities laws, in any circumstances where Yankees is describing the securities of the Client to a third Party, Yankees shall disclose to such person the compensation received from the Client to the extent required under any applicable laws, including, without limitation, Section 17(b) of the Securities Act of 1933, as amended; however, the Parties acknowledge they do not contemplate that Yankees shall be involved in any activities on behalf of Client requiring such descriptions or disclosures, or that the Services involve any activities subject to regulation under federal or state securities laws other than the prohibitions of the Foreign Corrupt Practices Act, except for the introduction of the Client and its principals to licensed broker dealers in securities, securities analysts and appropriate corporate information and stockholder relations specialists.

1.2       Fiduciary Obligation to Client

     In rendering its services, Yankees shall not disclose to any third party any confidential non-public information furnished by the Client or otherwise obtained by it with respect to the Client.

1.3      Limitations on Services

(A) The Parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, Inc. (collectively with its subsidiaries being hereinafter referred to as the "NASD"), in-house "due diligence" or "compliance" departments of licensed securities firms, etc.; accordingly, Yankees agrees that it will not release any information or data about the Client to any selected or limited person(s), entity, or group if the Consultant is aware that such information or data has not been generally released or promulgated.

(B) Yankees shall restrict or cease, as directed by the Client, all efforts on behalf of the Client, including all dissemination of information regarding the Client, immediately upon receipt of instructions (in writing by fax or letter) to that effect from the Client.

1.4       Consultant's Compensation

(A) Yankees will bill at its standard hourly rates for all work as to which a prior written arrangement with different terms has not been entered into, however, no hourly billable services will be provided except at the Client's specific request and, the service of Yankees' directors, Messrs. William A. Calvo, III, and Leonard Miles Tucker, will be

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          provided  at the fixed rate of $10,000  per month,  in the  aggregate, payment for which will be deferred and accrued until adequate funds become available or this Agreement is terminated, whichever shall first occur.

(B) In addition to the compensation described above with reference to services during the Initial Term of this Agreement and whether or not the following services are rendered during such Initial Term:

          (1) In the event that Yankees arranges or provides funding for the Client on terms more beneficial than those reflected in the Client's current principal financing agreements, copies of which are included among the Client's records available through the SEC's EDGAR web site, the subject Consultant shall be entitled, at its election, to either:

               (a)  A fee equal to 25% of such savings,  on a continuing  basis;
                    or

               (b) If equity funding is provided though Yankees or any affiliates thereof, a discount of 10% from the lowest price at which such securities are offered to any other person for the subject equity securities, if they are issuable as free trading securities, or, a discount of 50% from the lowest price at which such securities are offered to any other person for the subject equity securities, if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); and

          (2) In the event that Yankees generates business for the Client, then, on any sales resulting therefrom, Yankees shall be entitled to a commission equal to 10% of the gross income derived by the Client therefrom, on a continuing basis.

          (3) In the event that Yankees or any affiliate thereof arranges for an acquisition by the Client, then Yankees shall be entitled to compensation equal to 10% of the compensation paid for such acquisition, in addition to any compensation negotiated and received from the acquired entity or its affiliates.

(C) Client will assure that its legal counsel promptly prepares all reports which then existing holders of the Client's securities (including Yankees, its affiliates and successors in interest) are required to file with the Securities and Exchange Commission as a result of the Client's reporting status, including Securities and Exchange Commission Forms 3, 4 and 5, Schedules 13(d) and Schedules 13(g), and shall submit all such reports to the subject stockholders for prompt execution and timely filing with the Securities and Exchange Commission.

(D)       (1)  In  addition to payment of fees,  the Client will be  responsible for payment of all costs and disbursements associated with Yankees's services either:

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               (a)  Involving  less than $50 per item and $200 in the  aggregate during the preceding 30 day period; or

               (b)  Reflected in an operating budget approved by the Client; or

               (c) Approved in writing by the Client; provided, however, that the refusal by the Client to approve expenditures required for the proper performance of Yankees's services will excuse performance of such services.

          (2) All of Yankees's statements will be paid within 10 days after receipt.

          (3) In the event additional time for payment is required, Yankees will have the option of selling the account receivable and the Client agrees to pay interest thereon at the monthly rate of 1%.

          (4) In the event collection activities are required, the Client agrees to pay all of Yankees's out of pocket costs associated therewith.

          (5) There will be no change or waiver of the provisions contained herein, unless such charge is in writing and signed by the Client and Yankees.

(E)       (1)  The  rights  to Class A  Options,  as well as rights to all other accrued but unpaid compensation under the Old Agreements, shall survive the entry into this Agreement and are hereby ratified and confirmed, in accordance with their terms immediately prior to execution of this Agreement.

           (2) AmeriNet hereby confirms and acknowledges that Yankees has fully complied with its obligations under the Old Agreements, that all of Yankees rights thereunder are fully vested, and that all compensation payable thereunder has been fully earned.

           (3) Nothing in this Agreement shall be deemed to affect the obligation of AmeriNet to Yankees under their revolving loan agreement, entered into on or about May 5, 2000 or Yankee rights as a creditor and secured creditor of AmeriNet and its subsidiaries.

1.5      Client's Commitments

(A).       (1) All work requiring legal review will be submitted for approval by the Client to the Client's legal counsel prior to its use.

           (2) Final drafts of any matters prepared for use by Yankees in conjunction with the

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               provision of the Services  will be reviewed by the Client and, if legally required, by the Client's legal counsel, to assure that:

               (a)  All required information has been provided;

               (b)  All materials are presented accurately; and,

               (c) That no materials required to render information provided "not misleading" are omitted.

           (2) Only after such review and approval by the Client and, if required, the Client's legal counsel, will any documents be filed with regulatory agencies or provided to Yankees or third parties.

           (3) (a) Financial data will be reviewed by competent, independent, certified public accountants to be separately retained by the Client.

               (b) Such accountants will be required to review and approve all financially related filings, prior to release to Yankees, other third parties or submission to the appropriate regulatory authorities.

(B)        (1) The Client  shall  supply  Yankees on a regular and timely  basis with all approved data and information about the Client, its management, its products, and its operations and the Client shall be responsible for advising Yankees of any fact which would affect the accuracy of any prior data and information supplied to Yankees.

           (2) The Client shall use its best efforts to promptly supply Yankees with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with Yankees's assistance, with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc.

           (3) The Client shall promptly notify Yankees of the filing of any registration statement for the sale of securities and/or of any other event which triggers any restrictions on publicity.

           (4) The Client shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information, and data which it supplies to Yankees and the Client acknowledges its awareness that Yankees will rely on such continuing representation in performing its functions under this Agreement.



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           (5) Yankees, in the absence of notice in writing from the Client, may rely on the continuing accuracy of material, information and data supplied by the Client.


                                   ARTICLE TWO
                      TERM, RENEWALS & EARLIER TERMINATION

2.1      Term

         This Agreement shall be for an initial term of 365 days, commencing on the date of its complete execution by all Parties, as evinced in the execution page hereof (the "Initial Term").

2.2      Renewals

         This Agreement shall be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with written notice of its election not to renew ("Termination Election Notice") on or before the 30th day prior to termination of the then current term.

2.3      Final Settlement

(A) Upon termination of this Agreement and payment to Yankees of all amounts due it hereunder, Yankees or its representative shall execute and deliver to the Client a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to the Client all records, manuals and written procedures, as may be desired by the Client for the continued conduct of its business; and

(B) The Client or its representative shall execute and deliver to Yankees a receipt for all materials returned and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to Yankees all records, manuals and written procedures, as may be desired by Yankees for the continued conduct of its business.


                                  ARTICLE THREE
              CONSULTANT'S CONFIDENTIALITY & COMPETITION COVENANTS

3.1      General Provisions

(A) Yankees acknowledges that, in and as a result of its entry into this Agreement, it will be making use of confidential information of special and unique nature and value relating to such matters as the Client's trade secrets, systems, procedures, manuals, confidential reports;


                                    Page 48
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          consequently,  as material inducement to the entry into this Agreement by the Client, Yankees hereby covenants and agrees that it shall not, at anytime during the term of this Agreement, any renewals thereof and for two years following the terms of this Agreement, directly or indirectly, use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to it as a result of its entry into this Agreement or provision of services hereunder.

(B) In the event of a breach or threatened breach by Yankees of any of the provisions of this Article Three, the Client, in addition to and not in limitation of any other rights, remedies or damages available to the Client, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by such Consultant, or by its partners, directors, officers, stockholders, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with it.

3.2       Special Remedies

          In view of the irreparable harm and damage which would undoubtedly occur to the Client and its clients as a result of a breach by Yankees of the covenants or agreements contained in this Article Three, and in view of the lack of an adequate remedy at law to protect the Client's interests, Yankees hereby covenants and agrees that the Client shall have the following additional rights and remedies in the event of a breach hereof:

(A) Yankees hereby consents to the issuance of a permanent injunction enjoining it from any violations of the covenants set forth in this Article Three; and

(B) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which the Client or its clients may sustain prior to the effective enforcement of such injunction, Yankees hereby covenants and agrees to pay over to the Client, in the event it violates the covenants and agreements contained in this Article Three, the greater of:

         (1) Any payment or compensation of any kind received by it because of such violation before the issuance of such injunction, or

         (2) The sum of One Thousand Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by the Client or its clients as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to the Client for any breach of the covenants and agreements contained in this Article Three, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect the Client and its clients from the injury caused by such breaches would be injunctive relief.



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3.3      Cumulative Remedies

         Yankees hereby irrevocably agrees that the remedies described in this Article Three shall be in addition to, and not in limitation of, any of the rights or remedies to which the Client and its clients are or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

3.4      Acknowledgment of Reasonableness

(A) Yankees hereby represents, warrants and acknowledges that its members or officers and directors have carefully read and considered the provisions of this Article Three and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of the Client, its members, officers, directors, consultants, agents and employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, Yankees hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforce able and, Yankees hereby covenants and agrees that if so modified, the covenants contained in this Article Three shall be as fully enforceable as if they had been set forth herein directly by the Parties.

(B) In determining the nature of this limitation, Yankees hereby acknowledges, covenants and agrees that it is the intent of the
          Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that these covenants not to compete or circumvent be imposed and maintained to the greatest extent possible.

3.5       Exclusivity

         Yankees shall not be required to devote all of its business time to the affairs of the Client, rather it shall devote such time as it is reasonably necessary in light of its other business commitments.


                                  ARTICLE FOUR
                 CLIENT' CONFIDENTIALITY & COMPETITION COVENANTS

4.1      General Prohibitions

(A) The Client acknowledges that, in and as a result of its engagement of Yankees, the Client will be making use of confidential information of special and unique nature and value relating to such matters as Yankees's business contacts, professional advisors, trade secrets, systems, procedures, manuals, confidential reports, lists of clients, potential customers and funders; consequently, as material inducement to the entry into this Agreement by Yankees, the Client hereby covenants and agrees that it shall not, at


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         anytime during the term of this Agreement,  any renewals thereof an for
         two  years  following  the  terms  of  this   Agreement,   directly  or
         indirectly, use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to it as a result of its employment of Yankees, or Yankees's affiliates.

(B) In the event of a breach or threatened breach by the Client of any of the provisions of this Article Four, Yankees, in addition to and not in limitation of any other rights, remedies or damages available to Yankees, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the Client, or by the Client's partners, directors, officers, stockholders, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with it.

4.2      Special Remedies

         In view of the irreparable harm and damage which would undoubtedly occur to Yankees as a result of a breach by the Client of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect Yankees's interests, the Client hereby covenants and agrees that Yankees shall have the following additional rights and remedies in the event of a breach hereof:

(A) The Client hereby consents to the issuance of a permanent injunction enjoining it from any violations of the covenants set forth in this Article Four is; and

(B) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which Yankees may sustain prior to the effective enforcement of such injunction, the Client hereby covenants and agrees to pay over to Yankees, in the event it violates the covenants and agreements contained in this Article Four, the greater of:

         (1) Any payment or compensation of any kind received by it because of such violation before the issuance of such injunction, or

         (2) The sum of One Thousand Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by Yankees as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to Yankees for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect Yankees from the injury caused by such breaches would be injunctive relief.



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4.3      Cumulative Remedies

         Client hereby irrevocably agrees that the remedies described in this Article Four shall be in addition to, and not in limitation of, any of the rights or remedies to which Yankees is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.



4.4       Acknowledgment of Reasonableness

(A) The Client hereby represents, warrants and acknowledges that its officers and directors have carefully read and considered the provisions of this Article Four and, having done so, agree that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Yankees, its members, officers, directors, consultants, agents and employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, the Client hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the Client hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties.

(B) In determining the nature of this limitation, the Client hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute hereunder recognize that the Parties desire that these covenants not to compete or circumvent be imposed and maintained to the greatest extent possible.


                                  ARTICLE FIVE
                                  MISCELLANEOUS

5.1      Notices

         All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To Yankees:
         2500 North Military Trail, Suite 225; Boca Raton, Florida 33431
                  Telephone (561) 998-3435; Fax (561) 998-4635
                   Attention: Leonard Miles Tucker, President

                                       and

                1941 Southeast 51st Terrace; Ocala, Florida 34471
                  Telephone (352) 694-9179; Fax (352) 694-9178
           Attention: Vanessa H. Lindsey, Chief Administrative Officer




To Client:
                            AmeriNet Group.com, Inc.
                   At such address, telephone and fax numbers
               as are reflected on the SEC's EDGAR Internet site;
         Attention: Edward Dmytryk, President & Chief Executive Officer

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner herein above set forth.

5.2      Amendment

         No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

5.3      Merger

(A) This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral are merged herein and shall be of no force or effect.

5.4      Survival

         The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5      Severability

         If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other


                                    Page 53
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than those  to which it is held  invalid or unenforceable, shall not be affected thereby.

5.6      Governing Law and Venue

         This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Palm Beach County, Florida.

5.7      Dispute Resolution in lieu of Litigation

(A) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

         (1)  (a)   First,  the issue shall be submitted  to mediation  before a mediation service in Palm Beach County, Florida to be selected by lot from six alternatives to be provided, three by Yankees and three by the Client.

              (b) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

         (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Palm Beach County, Florida, to be selected by lot, from six alternatives to be provided, in the manner set forth above for selection of a mediator;

         (3)  (a)   Expenses of mediation  shall be borne by the Parties equally if successful but if unsuccessful, expenses of mediation and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

              (a)   If the  terms  of the  arbitral  award  do not  establish  a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne 1/2 by the Client and 1/2 by Yankees.

(B) Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

(C) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all
         negotiations,   trials  and  appeals,  whether  or  not  litigation  is
         initiated.


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5.8      Benefit of Agreement

         The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

5.9      Captions

         The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10     Number and Gender

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11     Further Assurances

         The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

5.12     Status

(A)      Nothing in this  Agreement  shall be  construed  or shall  constitute a
         partnership,    joint    venture,    employer-employee    relationship,
         lessor-lessee relationship, or principal-agent relationship.

(B) Throughout the term of this Agreement, Yankees shall serve an independent contractor, as that term is defined by the United States Internal Revenue Service, and in conjunction therewith, shall be responsible for all of his own tax reporting and payment obligations.

(C) In amplification of the foregoing, Yankees shall, subject to reasonable reimbursement on a pre-approved budgetary basis, be responsible for providing its own office facilities and supporting personnel.

5.13     Counterparts

(A) This Agreement may be executed in any number of counterparts delivered through facsimile transmission.

(B)      All   executed    counterparts    shall    constitute   one   Agreement
         notwithstanding that all signatories are not signatories to the original or the same counterpart.

5.14     License

(A)      (1)      This Agreement is the property of Yankees.

         (2) The use hereof by the Parties is authorized hereby solely for purposes of this transaction and, the use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

         (3)      This  Agreement  shall not be construed  more  stringently  or
                  interpreted   less   favorably   against   Yankees'  based  on
                  authorship.

(B) Each of the Parties hereby acknowledge that Yankees is not a law firm and has not provided it with any advice, legal or otherwise, in conjunction with this Agreement, but rather, has suggested that it rely solely on its own experience and advisors in evaluating or interpreting this Agreement.


         In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
         In Our Presence
                                                  AmeriNet Group.com, Inc.
----------------------------

____________________________               By:    /s/ Edward Dmytryk
                                                  Edward Dmytryk, President
Dated:  _____________________

                                                  The Yankee Companies, Inc.
----------------------------

____________________________               By:    /s/ Leonard Miles Tucker
                                                 Leonard Miles Tucker, President
Dated:  _____________________

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